CERTIFICATE OF
                         EXECUTIVE VICE PRESIDENT,
                      CO-CHIEF OPERATING OFFICER AND
                       CHIEF FINANCIAL OFFICER AND
                         VICE PRESIDENT, TREASURER
                         AND ASSISTANT SECRETARY
                  PURSUANT TO SECTIONS 201, 301 AND 303
                              OF THE INDENTURE


                                          Dated:  September 25,
2000

         The undersigned, ALAN H. LUND and PAMELA S. HENDRY, do hereby certify that they are the duly appointed and acting Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer and Vice President, Treasurer and Assistant Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 1991 (the "Indenture"), between the Company and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee, that:

         A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit B) and by a Special Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

         1.   The title of the Securities of the series is "Medium-
Term
         Notes, Series K" (the "Medium-Term Notes").

         2. The limit upon the aggregate principal amount of the Medium-
         Term Notes which may be authenticated and delivered under the
         Indenture (except for Medium-Term Notes authenticated and delivered upon registration of, transfer of, or in exchange for,
         or in lieu of other Medium-Term Notes pursuant to Sections 304,
         305, 306, 906 or 1107 of the Indenture) is
$1,075,000,000.

         3. The date on which the principal of each of the Medium-Term
         Notes is payable shall be any Business Day (as defined in the forms of Global Fixed Rate Note and Global Floating Rate
Note
         attached hereto as Exhibit A and incorporated herein by reference) nine months or more from the date of issuance as
         determined from time to time by any one of Leslie L.
Gonda,
         Steven F. Udvar-Hazy, Alan H. Lund, Pamela S. Hendry or
Kurt
         Schwarz (each a "Designated Person").

         4. The rate at which each of the Medium-Term Notes shall bear interest shall be established by any one Designated
Person, and
         may be either a fixed interest rate (which may be zero) (hereinafter, a "Fixed Rate Note") or may vary from time to time
         in accordance with one of the interest rate formulas more fully

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         described in Exhibit A hereto (hereinafter, a "Floating
Rate
         Note") or otherwise as specified by a Designated Person.

         5. Unless otherwise specified by a Designated Person, the date from which interest shall accrue for each Medium-Term
Note shall
         be the respective date of issuance of each of the Medium-
Term
         Notes.

         6. The interest payment dates on which interest on the Medium-
         Term Notes shall be payable are, in the case of Fixed
Rate Notes,
         April 15 and October 15, unless otherwise specified by any
         Designated Person, and, in the case of Floating Rate
Notes, such
         dates as specified by any Designated Person. The initial interest payment on each outstanding Medium-Term Note shall be
         made on the first interest payment date falling at least
15 days
         after the date the Medium-Term Note is issued, unless otherwise specified by any Designated Person.

         7. The regular record dates for the interest payable on any
         Fixed Rate Note on any interest payment date shall be April 1 and
         October 1, unless otherwise specified by any Designated
Person,
         and the regular record dates for the interest payable on any
         Floating Rate Note on any interest payment date shall be on the day 15 calendar days prior to any such interest payment date, unless otherwise specified by any Designated Person.

         8. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve (12) 30-day months.
Interest
         on the Floating Rate Notes shall be computed on the basis set forth in Exhibit A hereto.

         9. The place or places where the principal (and premium, if any) and interest on Medium-Term Notes shall be payable is at the office of the Trustee, 180 East Fifth Street, St. Paul,
Minnesota
         55101, and at the agency of the Trustee maintained for that purpose at the office of U.S. Bank Trust National
Association,
         100 Wall Street, 20th Floor, New York, New York 10005, provided that payment of interest, other than at Stated Maturity
(as
         defined in the Indenture) or upon redemption or repurchase, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture) and provided further that (i) the Depositary (as designated below), as holder of Global Securities (as defined in the Indenture), shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (ii) a
Holder of
         $10,000,000 or more in aggregate principal amount of certificated
         Medium-Term Notes, having identical Interest Payment
Dates, shall
         be entitled to receive payments of interest, other than interest due at Stated Maturity or upon redemption, by wire transfer in immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions from such Holder not later than the Regular
Record
         Date for the related Interest Payment Date. Such instructions shall remain in effect with respect to payments of interest made to such Holder on subsequent Interest Payment Dates unless revoked or changed by
         written instructions received by the Trustee from such Holder;
         provided that any such written revocation or change which
         is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such
Interest
         Payment Date.

         10. The date, if any, on which each Medium-Term Note may be redeemed at the option of the Company shall be established by any
         Designated Person.

         11. The terms under which any of the Medium-Term Notes shall be repaid at the option of the Holder shall be as set forth in the forms of the Global Fixed Rate Note and Global Floating
Rate Note
         attached hereto and the obligation of the Company, if any, to repay any of the Medium-Term Notes at the option of a Holder shall be established by any Designated Person.

         12. The Medium-Term Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

         13. The principal amount of the Medium-Term Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

         14.  The Medium-Term Notes shall be issued as Global
Securities
         under the Indenture, unless otherwise specified by any Designated
         Person, and The Depository Trust Company is designated the
         Depositary under the Indenture for the Medium-Term Notes.

         15. The terms of the Medium-Term Notes include the provisions set forth in Exhibit A hereto.

         16.  If specified by a Designated Person, Medium-Term
Notes may
         be issued as Amortizing Notes, Original Issue Discount
Notes or
         Indexed Notes, each as described in the Prospectus
Supplement
         dated September 25, 2000 to the Prospectus dated April
26, 2000
         relating to the Medium-Term Notes, including any subsequent amendments or supplements thereto.

         B.   The forms of the Global Fixed Rate Notes and the
Global
Floating Rate Notes are attached hereto as Exhibit A.

         C. The Trustee is appointed as Paying Agent (as defined in the
Indenture) and U.S. Bank Trust National Association is appointed as Calculation Agent.

         D.   The foregoing form and terms of the Medium-Term
Notes have
been established in conformity with the provisions of the Indenture.

         E. Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Medium-Term Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

         F. The undersigned Assistant Secretary, by execution of this
Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the Medium-Term Notes, and hereby further certifies that attached hereto as Exhibits A, B, and C respectively, are the forms of certificates representing the Global Fixed Rate Notes and Global Floating Rate Notes as duly approved by the Special Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company as of January 5, 1999 and a copy of resolutions duly adopted by the Special Committee of the Board of Directors as of March 19, 1999 and September 25, 2000, pursuant to which the terms of the Medium-Term Notes set forth above have been established.

         G. This certificate supersedes in its entirety the Officer's
Certificate, dated March 19, 1999, with respect to the Notes previously delivered to you.

         IN WITNESS WHEREOF, the undersigned have hereunto executed this
Certificate as of the date first above written.



                                       /s/ Alan H. Lund
                                       ---------------------------
---
                                       Alan H. Lund
                                       Executive Vice President,
Co-Chief
                                       Operating Officer and Chief
Financial
                                       Officer




                                       /s/ Pamela S. Hendry
                                       ---------------------------
----
                                       Pamela S. Hendry
                                       Vice President, Treasurer
and
                                       Assistant Secretary




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